UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2017

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

Oregon	000-23920	91-1580146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10 - 7520 N. Market St., Spokane, WA	99217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(509) 474-1040

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

In this Current Report on Form 8-K, “Registrant,” “Company,” “our company,” “us,” and “our” refer to REGI U.S., Inc., unless the context requires otherwise.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company’s previously issued financial statements contained in the Company’s report on Form 10-Q for the quarterly period ended July 31, 2017 (“Quarterly Report”) filed on November 16, 2017 were not reviewed by the Company’s independent registered public accounting firm in accordance with the rules and regulations of the Securities and Exchange Commission and thus are deemed substantially deficient and not timely filed.

As a result, the Company has determined that the financial statements contained in the Quarterly Report should not be relied upon. The Company will amend the Quarterly Report once the financial statements have been reviewed by the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGI U.S., INC.

/S/ “Paul W. Chute”
Paul W. Chute
CEO and Director

Date:	November 17, 2017